UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2010
SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 876-6500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On August 25, 2010 at 9:00 a.m. Eastern time, Somaxon Pharmaceuticals, Inc. (“Somaxon”) hosted a conference call discussing the signing of the Co-Promotion Agreement with The Procter & Gamble Distributing Company LLC. The transcript of the conference call is furnished as Exhibit 99.1 to this report.
A telephonic replay will be available for approximately one week following the conclusion of the call by dialing 1-800-406-7325 or (303) 590-3030, and entering passcode 4356913. The call will be archived and accessible at www.somaxon.com for approximately two weeks.
The foregoing information in Item 7.01 of this Current Report on Form 8-K, together with the transcript of the conference call attached hereto as Exhibit 99.1, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.
By filing this Current Report on Form 8-K and furnishing this information, Somaxon makes no admission as to the materiality of Item 7.01 in this report or the transcript of the conference call attached hereto as Exhibit 99.1. The information contained in the transcript of the conference call is summary information that is intended to be considered in the context of Somaxon’s filings with the SEC and other public announcements that Somaxon makes, by press release or otherwise, from time to time. Somaxon undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Transcript of Conference Call dated August 25, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: August 26, 2010

	By:	/s/ Matthew W. Onaitis Name: Matthew W. Onaitis
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Transcript of Conference Call dated August 25, 2010